                                                                   EXHIBIT 23.3

                  CONSENT OF TOWNSEND AND TOWNSEND AND CREW LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Affymetrix, Inc. for the registraion of 5,750,000 shares of its common stock.


                                       TOWNSEND AND TOWNSEND AND CREW LLP


                                       By: /s/ Paul C. Haughey
                                          ------------------------------------
                                          Paul C. Haughey
                                          Partner


Palo Alto, California
May 20, 1996